                                                                   EHXIBIT 10.47


                              SEPARATION AGREEMENT

This Separation Agreement ("Agreement") is made and entered into by and between WINIFRED WECHSLER ("Wechsler") and LIGHTSPAN, INC. (the "Company"), as of the eighth day after this Agreement is signed by Wechsler (the "Effective Date"). In order to amicably resolve any disputes surrounding Wechsler's resignation from the Company and to facilitate Wechlser's transition, Wechsler and the Company hereby agree as follows:

1. SEPARATION DATE. On July 21, 2000, Wechsler tendered her resignation as Executive Vice President and General Manager of Internet and Broadband Services and any other positions she may have held with the Company. The Company accepts Wechsler's resignation, which will be effective on August 4, 2000 (the "Separation Date").

2. ACCRUED SALARY AND VACATION. The Company agrees that it will pay Wechsler all accrued salary, and all accrued and unused vacation benefits earned through the Separation Date, if any, subject to standard payroll deductions, withholding taxes and other obligations. Wechsler is entitled to this payment regardless of whether or not Wechsler signs this Agreement and whether or not this Agreement becomes effective.

3. EXPENSE REIMBURSEMENT. Within thirty (30) business days of Wechsler's execution of this Agreement, Wechsler agrees that Wechsler will submit Wechsler's final documented expense reimbursement statement reflecting all business expenses Wechsler incurred prior to and including the Separation Date, if any, for which Wechsler seeks reimbursement. The Company shall reimburse Wechsler's expenses pursuant to Company policy and regular business practice.

4. SEVERANCE. Although the Company has no policy or procedure for providing severance benefits, in exchange for the promises and covenants set forth herein, and in consideration thereof, the Company agrees to make severance payments to Wechsler, subject to Section 9 herein, in the form of continuation of Wechsler's base salary in effect on the Separation Date, plus pro-rated bonus, for eighteen
(18) months from the Separation Date ("Severance Period"), pursuant to the schedule attached hereto as Exhibit A. These payments will begin on the first payroll date following the Effective Date of this Agreement and will be made on the Company's ordinary payroll dates thereafter. The severance payments will be subject to standard payroll deductions and withholdings.

5. INSURANCE BENEFITS. The Company will continue to pay the employer contribution of Wechsler's group health insurance (medical and dental insurance) until the earlier of: 1) the last day of the Severance Period; or 2) Wechsler begins full-time employment with another Company or entity. Wechsler will be responsible for the same portion of the COBRA health insurance premium that she paid during her employment with the Company. After the Severance Period and to the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company's current group health insurance policies, Wechsler will be eligible to continue Wechsler's health insurance benefits under COBRA. Wechsler will be provided with a separate notice of Wechsler's COBRA rights.

6. STOCK OPTIONS. Wechsler's stock options will terminate thirty (30) days after the Separation Date if not exercised. Therefore, if Wechsler chooses to exercise any of her vested stock options, she must do so within thirty (30) days of the Separation Date.


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

7. OTHER COMPENSATION AND BENEFITS. Except as expressly provided herein, Wechsler acknowledges and agrees that Wechsler is not entitled to and will not receive any additional compensation, severance, stock options, stock or benefits from the Company. Wechsler agrees and understands that all vesting under any stock compensation award (e.g., incentive stock option, nonqualified stock option, stock purchase agreement, or restricted stock bonus agreement) from the Company shall cease upon the Separation Date. Any and all rights that Wechsler may have in any Employee Stock Purchase Plan, Stock Option Plan or 401(k) Plan are determined in accordance with the provisions of the applicable plan and any agreements signed by Wechsler.

8. NON-COMPETE AND NON-SOLICITATION.

      (a) NON-COMPETE: In exchange for the promises and covenants herein, Wechsler agrees that during the Severance Period,

            (i) Wechsler will not engage, directly or indirectly, whether as an owner, employee, officer, director, agent, consultant or otherwise, in the geographic area of the United States, in any Competing Business to that conducted by the Company prior to or during the Severance Period, provided, however, that the ownership of two percent (2%) or less of the stock of a company whose shares are listed on a national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotation System shall not be deemed ownership or having an interest which is prohibited hereunder. For purposes of this Agreement, Competing Business means: "Any business primarily engaged in the development or marketing of educational Web sites or software for pre-kindergarten through twelfth grade schools, including, but not limited to, the following businesses: Pearson Education, Riverdeep, Big Chalk, Scholastic.com, AOL education sites, ZapMe, SmarterKids.com, Blackboard, Compass Learning and Classroom Connect."

            (ii) Wechsler will not solicit or accept any business from any customer of the Company for products or services competitive with those of the Company, or request, induce or advise customers of the Company to withdraw, curtail or cancel their business with the Company; and

      (b) NONSOLICITATION. Wechsler agrees that during the Severance Period she will not, either directly or through others, solicit or attempt to solicit any employee, consultant, or independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or entity.

9. TERMINATION OF COMPANY'S OBLIGATIONS. Notwithstanding any provisions in this Agreement to the contrary, the Company's obligations, and Wechsler's rights pursuant to Section 4 herein, regarding the payment of severance, shall cease and be rendered a nullity immediately should Wechsler fail to comply with any of the provisions of Sections 8 and 12 herein.

10. NO FURTHER EMPLOYMENT WITH THE COMPANY. Wechsler understands and agrees that, as a condition of this Agreement, Wechsler shall not be entitled to any employment with the Company, its parents or subsidiaries, and Wechsler hereby waives any right, or alleged right, of


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employment or re-employment with the Company and any of its parents or subsidiaries. Wechsler further agrees that Wechsler will only be eligible to apply for employment with the Company, its parents or subsidiaries, if Wechsler obtains prior written consent from the Company, which consent may be withheld for any reason or no reason.

11. COMPANY PROPERTY. Upon the Separation Date, Wechsler agrees to return to the Company all Company documents (and all copies thereof) and other Company property in Wechsler possession or Wechsler's control, including, but not limited to, Company files, business plans, notes, samples, sales notebooks, drawings, specifications, calculations, sequences, data, computer-recorded information, tangible property, including, but not limited to, cellular phones, computers, credit cards, entry cards, keys and any other materials of any nature pertaining to Wechsler's work with the Company, and any documents or data of any description (or any reproduction of any documents or data) containing or pertaining to any proprietary or confidential material of the Company.

12. PROPRIETARY INFORMATION OBLIGATIONS. Wechsler hereby acknowledges that Wechsler has had access to confidential and proprietary information and trade secrets of the Company in connection with Wechsler's relationship therewith. Wechsler hereby acknowledges that such information includes, but is not limited to: (a) inventions, developments, designs, applications, improvements, trade secrets, formulae, know-how, methods or processes, discoveries, techniques, plans, strategies and data (hereinafter "Inventions"); and (b) plans for research, development, new products, marketing and selling, information regarding business plans, budgets and unpublished financial statements, licenses, prices and costs, information concerning potential and existing suppliers and customers and information regarding the skills and compensation of employees of the Company (collectively, with Inventions, hereinafter referred to as "Proprietary Information"). In view of the foregoing, Wechsler hereby agrees, warrants and acknowledges that:

      (a) Upon the Separation Date, Wechsler will surrender and deliver to the Company all documents, notes, laboratory notebooks, drawings, specifications, calculations, sequences, data and other materials of any nature pertaining to Wechsler's work with the Company, and any documents or data of any description (or any reproduction of any documents or data) containing or pertaining to any of the foregoing Proprietary Information.

      (b) Wechsler has held and will continue to hold in confidence and trust all Proprietary Information and shall not use or disclose any Proprietary Information or anything related to such information without the prior written consent of the Company.

      (c) Wechsler has assigned to the Company Wechsler's entire right, title and interest in and to any and all Inventions (and all proprietary rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made, conceived of, reduced to practice, or learned, by him, either alone or jointly with others, during the course of Wechsler's relationship with the Company.

      (d) Wechsler's breach of the foregoing agreements and acknowledgments will result in unique and special harm to the Company and therefore the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other


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equitable relief without prejudice to any other rights and remedies that the
Company may have for a breach of this Agreement.

13. NON-DISPARAGEMENT. Wechsler and the Company agree that neither party will at any time disparage the other party, and the other party's officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that each party shall respond accurately and fully to any questions, inquiry or request for information when required by legal process.

14. CONFIDENTIALITY AND PUBLICITY. The provisions of this Agreement shall be held in strictest confidence by Wechsler and the Company and shall not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) Wechsler may disclose this Agreement, in confidence, to Wechsler's immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and
(d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. Wechsler shall not be held responsible for any disclosures the Company makes under 14(c) above.

15. RELEASE OF CLAIMS. In exchange for the promises and covenants set forth herein, Wechsler hereby releases, acquits, and forever discharges the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, attorneys, shareholders, partners, successors, assigns, affiliates, customers, and clients of and from any and all claims liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, acts or conduct at any time prior to the Separation Date, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with the Company's employment of Wechsler, the termination of that employment, and the Company's performance of its obligations as Wechsler's former employer; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the California Fair Employment and Housing Act, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended; the federal Americans With Disabilities Act; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing. Furthermore, the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, attorneys, shareholders, partners, successors, and assigns hereby release Wechsler from any and all claims, liabilities, demands, causes of actions, costs, expenses, attorney's fees, damages, indemnities, and obligations of every kind and nature, in law, equity or otherwise, known and unknown, suspected or unsuspected, disclosed or undisclosed, arising out of or in any way connected to Wechsler's employment by the Company and the termination of that employment.


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16. ADEA WAIVER. Wechsler further acknowledge that Wechsler is knowingly and voluntarily waiving and releasing any rights Wechsler may have under the Age Discrimination in Employment Act of 1967 ("ADEA"). Wechsler also acknowledges that the consideration given for the waiver and release in the preceding paragraphs hereof is in addition to anything of value to which Wechsler was already entitled. If Wechsler is forty (40) years of age or older when this release is signed, Wechsler hereby provides the further acknowledgment that Wechsler is advised by this writing, as required by the Older Workers Benefit Protection Act, that: (a) Wechsler's waiver and release do not apply to any rights or claims that may arise after the Effective Date of this Agreement; (b) Wechsler has the right to consult with an attorney prior to executing this Agreement (although Wechsler may voluntarily choose not to do so); (c) Wechsler may have at least forty-five (45) days to consider this Agreement (although Wechsler may by Wechsler's own choice execute this Agreement earlier); (d) Wechsler have seven (7) days following the execution of this Agreement to revoke this Agreement; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired, therefore making the effective date the eighth day after this Agreement is signed by Wechsler (the "Effective Date").

17. SECTION 1542 WAIVER. In agreeing to this mutual release, which includes claims which may be unknown to the parties at present, the parties hereby acknowledge that they have read and understand Section 1542 of the Civil Code of the State of California which reads as follows:

      A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The parties hereby expressly waive and relinquish all rights and benefits under this section and any law or legal principle of similar effect in any jurisdiction with respect to claims released hereby.

18. NO ADMISSIONS. The parties hereto hereby acknowledge that this is a compromise settlement of various matters, and that the promised payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by either party to the other party or to any other person whomsoever.

19. ENTIRE AGREEMENT. This Agreement, constitutes the complete, final and exclusive embodiment of the entire Agreement between Wechsler and the Company with regard to the subject matter hereof. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. It may not be modified except in a writing signed by Wechsler and a duly authorized officer of the Company. Each party has carefully read this Agreement, has been afforded the opportunity to be advised of its meaning and consequences by her or its respective attorneys, and signed the same of her or its free will.

20. SUCCESSORS AND ASSIGNS. This Agreement shall bind the heirs, personal representatives, successors, assigns, executors, and administrators of each party, and inure to the benefit of each party, its agents, directors, officers, employees, servants, heirs, successors and assigns.


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21. APPLICABLE LAW. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

22. ARBITRATION. To ensure rapid and economical resolution of any disputes which may arise under this Agreement, Wechsler and the Company agree that any and all disputes or controversies of any nature whatsoever, arising from or regarding the interpretation, performance, enforcement or breach of this Agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum) to the fullest extent permitted by law. Any arbitration proceeding pursuant to this Agreement shall be conducted by the American Arbitration Association ("AAA") under the then-existing AAA employment-related arbitration rules. If for any reason all or part of this arbitration provision is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other portion of this arbitration provision or any other jurisdiction, but this provision will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable part or parts of this provision had never been contained herein, consistent with the general intent of the parties insofar as possible. The prevailing party in such arbitration proceeding shall be entitled to recover from the other party reasonable attorneys' fees, arbitration expenses and other recoverable costs incurred in connection with such arbitration proceeding.

23. INJUNCTIVE RELIEF. Wechsler is obligated under this Agreement to render services and comply with covenants of a special, unique, unusual and extraordinary character, thereby giving this Agreement peculiar value, so that the loss of such service or violation by Wechsler of this Agreement, including, but not limited to, Section 12 herein, could not reasonably or adequately be compensated in damages in an action at law. Therefore, notwithstanding Section 22 herein, in addition to any other remedies or sanctions provided by law, whether criminal or civil, and without limiting the right of the Company and successors or assigns to pursue all other legal and equitable rights available to them, the Company shall have the right to compel specific performance hereof by Wechsler or to obtain temporary and permanent injunctive relief against violations hereof by Wechsler, including, but not limited to violations of Sections 8 and 12 herein, and, in furtherance thereof, to apply to any court with jurisdiction over the parties to enforce the provisions hereof.

24. SEVERABILITY. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provisions hereof shall be unimpaired. Such court will have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision that most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

25. INDEMNIFICATION. Each party will indemnify and save harmless each other party hereto from any loss incurred directly or indirectly by reason of the falsity or inaccuracy of any representation made herein.

26. AUTHORIZATION. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of


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action released herein and, further, that the parties are fully entitled and duly authorized to give Wechsler complete and final general release and discharge.

27. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

28. SECTION HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

WINIFRED WECHSLER,
an individual.
/s/ WINIFRED B. WECHSLER
-------------------------------------
Winifred Wechsler

Dated: July 31, 2000
       ------------------------------

LIGHTSPAN, INC.

/s/ CARL ZEIGER
-------------------------------------
Carl Zeiger
President and Chief Operating Officer

Dated: July 31, 2000
       ------------------------------


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                                    EXHIBIT A

                           SEVERANCE PAYMENT SCHEDULE


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                                    EXHIBIT A

WINIFRED WECHSLER

Base Salary                   250,000.00
Bonus                         200,000.00
                              ----------
Total                         450,000.00 x 1.5 years     675,000.00
                                                         ----------
                              450,000.00 / 24 =            18,750.00 semi-monthly
Year 2000
08/05 - 08/15/00               10,384.80**               plus current salary 08/01 - 04
08/30/00                       18,750.00                    3,846.45
09/15/00                       18,750.00
09/30/00                       18,750.00
10/15/00                       18,750.00
10/31/00                       18,750.00
11/15/00                       18,750.00
11/30/00                       18,750.00
12/15/00                       18,750.00
12/31/00                       18,750.00

Year 2001
01/15/01                       18,750.00
01/31/01                       18,750.00
02/15/01                       18,750.00
02/28/01                       18,750.00
03/15/01                       18,750.00
03/31/01                       18,750.00
04/15/01                       18,750.00
04/30/01                       18,750.00
05/15/01                       18,750.00
05/31/01                       18,750.00
06/15/01                       18,750.00
06/30/01                       18,750.00
07/15/01                       18,750.00
07/31/01                       18,750.00
08/15/01                       18,750.00
08/31/01                       18,750.00
09/15/01                       18,750.00
09/30/01                       18,750.00
10/15/01                       18,750.00
10/31/01                       18,750.00
11/15/01                       18,750.00
11/30/01                       18,750.00
12/15/01                       18,750.00
12/31/01                       18,750.00

Year 2002
01/15/02                       18,750.00
01/31/02                       18,750.00
02/15/02                        8,365.20
                              ----------
                              675,000.00
                              ==========